UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	JUNE 10, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)		L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As announced on June 10, 2005 by Nortel Networks Corporation (“NNC”), Gary L. Daichendt has resigned from the position of president and chief operating officer of NNC and the registrant effective June 10, 2005. William A. Owens, vice-chairman and chief executive officer of the registrant and NNC, will assume the responsibilities of Gary L. Daichendt as of June 10, 2005. Item 10 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on May 2, 2005, and Item 5 of the registrant’s Form 8-K filed on April 28, 2004 contain certain information about William A. Owens and such information is incorporated herein by reference.

Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Item 8.01 Other Events

On June 10, 2005, Nortel Networks Corporation issued a press release attached hereto as Exhibit 99.1, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued by Nortel Networks Corporation on June 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant General Counsel – Securities and Corporate Secretary

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated: June 10, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by NNC on June 10, 2005.